Exhibit 99.1

H.J. HEINZ CORPORATION II REPORTS FIRST QUARTER 2015 RESULTS

•	Organic net revenues declined 4.5%, primarily driven by the unfavorable timing impact of customer inventory buildup due to prior year SAP implementation

•	Organic adjusted EBITDA grew 0.3% despite the unfavorable timing impact of prior year SAP implementation

•	Company reaffirms expectation for 2015 adjusted EBITDA growth, including an expected unfavorable impact from foreign currency

PITTSBURGH--(BUSINESS WIRE)-- H.J. Heinz Corporation II (“Heinz”) today announced financial results for the first quarter of 2015 which reflect solid underlying business performance.

“We continued to make strong progress on the transformation of our business during the first quarter of the year,” said Heinz CEO Bernardo Hees. “First quarter results were consistent with our expectations and we remain on track to deliver on our internal targets for the year. We are confident that our cost discipline and investment in our brands will continue to drive sustainable and profitable growth.”

Q1 2015 Financial Summary

	Three Months Ended
	March 29,	March 30,	Year-over-Year Change
($ In millions)	2015	2014	Actual	FX	Disposals	Organic
Net Revenues	$2,477.9	$2,800.2	(11.5%)	(7.0%)	(0.1%)	(4.5%)
Adjusted EBITDA	651.3	688.8	(5.4%)	(5.8%)	0.0%	0.3%

Net Revenues

Net revenues were $2.48 billion in the first quarter, down 11.5% versus the year-ago period, driven by organic net revenue decline of 4.5% and an unfavorable currency impact of 7.0%. The decline in organic net revenues primarily reflected a comparison with unusually high product shipments in the prior year period, as the company shipped safety stock to retailers ahead of the commencement of SAP implementation efforts in North America in Q2 2014, as well as the ongoing impact of product rationalization. Ketchup and Infant organic revenues grew by single-digits globally, led by Venezuela and Russia, and the company’s Soy Sauce business in China grew by double-digits. However, US revenues were impacted by a double-digit decline in the Frozen Meals category, and Europe revenues were impacted by category declines in the UK and in Italy.

Adjusted EBITDA

Adjusted EBITDA of $651 million was down 5.4% versus the year-ago period, driven by an unfavorable currency impact of 5.8% and the impact of the SAP implementation in North America. Organic adjusted EBITDA was essentially flat versus the year-ago period. Current quarter results benefited from net price gains and cost savings mainly driven by zero-based budgeting and manufacturing footprint optimization.

Full Year 2015 Outlook

For full-year 2015, the company continues to expect that adjusted EBITDA will increase on a nominal basis relative to full-year 2014 EBITDA of $2.84 billion despite an anticipated ongoing unfavorable impact from foreign currency. This performance will be mainly driven by the continuation of our cost savings programs, net price gains in developed markets, and category growth in emerging markets.

Leverage Summary

	As of
	March 29,	March 30,
($ In millions)	2015	2014
Total Debt	$13,627	$14,831
Cash	(1,899)	(2,515)
Net Debt	$11,728	$12,316
LTM Adjusted EBITDA[1]	2,802	2,282
Debt / LTM Adjusted EBITDA[1]	4.9x	6.5x
Net Debt / LTM Adjusted EBITDA[1]	4.2x	5.4x

1 LTM Adjusted EBITDA represents Adjusted EBITDA for the last twelve months ended March 29, 2015 and March 30, 2014, respectively.

As of March 29, 2015, Debt / LTM Adjusted EBITDA was 4.9x (versus 6.5x in the year-ago period) and Net Debt / LTM Adjusted EBITDA was 4.2x (versus 5.4x in the year-ago period). The above figures do not include Berkshire Hathaway’s preferred stock investment in H.J. Heinz Holding Corporation, which is the ultimate Parent of H.J. Heinz Corporation II.

About Heinz

H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words such as "reflect," "come," "continue," "build," "execute," "expect," "will," and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Heinz’s plans, execution and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Heinz’s control. Important factors that affect Heinz’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; Heinz’s ability to maintain, extend and expand its reputation and brand image; Heinz’s ability to differentiate its products from other brands; increasing consolidation of retail customers; changes in relationships with significant customers and suppliers; Heinz’s ability to predict, identify and interpret changes in consumer preferences and demand; Heinz’s ability to drive revenue growth in its key product categories, increase its market share, or add products; volatility in commodity, energy and other input costs; changes in Heinz’s management team or other key personnel; changes in regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; Heinz’s ability to complete or realize the benefits from potential acquisitions, alliances, divestitures or joint ventures including the proposed business combination with Kraft Foods Group, Inc. (“Kraft”); Heinz’s indebtedness and ability to pay such indebtedness; disruptions in information technology networks and systems; Heinz’s inability to protect intellectual property rights; weak economic conditions; tax law changes; pricing actions; and other factors. For additional information on these and other factors that could affect Heinz’s forward-looking statements, see Heinz’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. Heinz disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP And Other Financial Measures

Included in this release are measures of financial performance that are not defined by generally accepted accounting principles in the United States (“GAAP”). Management believes that certain non-GAAP performance measures, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.

For each of these non-GAAP financial measures, a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure has been provided. In addition, an explanation of why management believes the non-GAAP measure provides useful information to investors and any additional purposes for which management uses the non-GAAP measure are provided below. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measure.

Organic Sales Growth/(Decline)

Organic sales growth/(decline) is a non-GAAP measure that is defined as total sales growth/(decline) excluding the impact of foreign exchange and acquisitions and divestitures. We use this measure to provide investors with a more complete understanding of underlying sales trends by providing sales growth/(decline) on a consistent basis.

EBITDA & Adjusted EBITDA

We believe that EBITDA and Adjusted EBITDA are useful to investors, analysts and other external users of our consolidated financial statements because they are widely used by investors to measure operating performance without regard to items such as income taxes, net interest expense, depreciation and amortization, non-cash stock compensation expense and other unusual items, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired.

EBITDA is defined as earnings from continuing operations (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business. Adjusted EBITDA is a tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations. These items include share-based compensation and non-cash compensation expense, other operating (income) expenses, net, and all other specifically identified costs associated with projects, transaction costs, restructuring and related professional fees. EBITDA and Adjusted EBITDA are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles in the U.S. or U.S. GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of our liquidity. The Company's definition of EBITDA may not be comparable to similarly titled measures used by other companies.

Because of their limitations, neither EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. Additionally, our presentation of Adjusted EBITDA is different than Adjusted EBITDA as defined in our debt agreements.

	Three Months Ended
($ In millions)	March 29, 2015	March 30, 2014
Net income	$279.2	$198.5
Interest expense, net	191.0	163.1
Provision for income tax	67.6	50.6
Depreciation, including accelerated depreciation for restructuring	65.3	147.2
Amortization	24.6	24.1
EBITDA	$627.7	$583.6

Restructuring:
Severance related costs	$4.9	$53.7
Other restructuring costs	10.0	13.7
Asset write-offs	1.9	6.8
Other special items[1]	26.0	8.5
Merger related costs	7.1	—
Stock based compensation	3.0	1.4
Other (income)/expense, net	(29.2)	21.2
Adjusted EBITDA	$651.3	$688.8

1 These are charges not specifically related to restructuring activities. The three months ended March 29, 2015 includes pension related costs, lease impairment charges, severance charges, consulting and advisory charges, and contract termination fees. The three months ended March 30, 2014 includes incremental costs primarily for additional warehousing and other logistics costs incurred related to the acceleration of sales ahead of the U.S. SAP go-live, which was launched in the second quarter of 2014, along with equipment relocation charges and consulting and advisory charges.

Organic Adjusted EBITDA Growth/(Decline)

Organic Adjusted EBITDA growth/(decline) is a non-GAAP measure that is defined as total Adjusted EBITDA growth/(decline) excluding the impact of foreign exchange and acquisitions and divestitures. We use this measure to provide investors with a more complete understanding of underlying Adjusted EBITDA trends by providing Adjusted EBITDA growth/(decline) on a consistent basis.

Contacts

Michael Mullen (media)
Senior Vice President of Corporate & Government Affairs
412-456-5751
michael.mullen@us.hjheinz.com

James Liu (investors)
VP of Treasury, M&A and Strategic Planning
412-456-5714
james.liu@us.hjheinz.com

4